UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

ALTO GROUP HOLDINGS, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway, Ste 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sale of Equity Securities

On December 21, 2010, Alto Group Holdings, Inc. (the “Company”) signed a joint venture agreement with Saint Watson Mining Company Mali SARL, a Mali corporation ("SWMCM"), and Saint Watson Mining Company Ltd., a Sierra Leone limited company (“SWMC”).  SWMCM is a company based in Mali with 2 major projects including the Bagoe River Dredge Project located in Mali, a gold mining dredge on the Bagoe River and the Bougouni concessions, a claim approved and held by SWMCM for the extraction of gold and other minerals.  SWMC is a company based in Sierra Leone with two concessions projects including the Levuma and Punduru concessions.

The Company will contribute $400,000 and issue 10,000,000 shares of common stock of the company in exchange for a 50% interest in the joint venture.  SWMC and SWMCM will contribute all rights, interest, ownership and title to the Bagoe River Dredge Project located in Mali, West Africa and the Bougouni Concession. SWMC will contribute all right, interest, ownership and title to the Punduru and Levuma Concessions to the joint venture and the following pieces of equipment: a) Dredge Dx8 b) 100 Ton Wash plant c) 30 Ton Wash plant d) 75 Ton Wash plant e) Knelson Concentrator f) Diester Table g) Work Vehicles 9 h) Assay Laboratory.

Item 9.01 Exhibits

2.1           Joint Venture Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: December 22, 2010	By:	/s/ Mark Klok
Mark Klok
Chief Executive Officer